Exhibit 10.1

DATED NOVEMBER 18, 2008

F3 CAPITAL

and

VANTAGE DEEPWATER COMPANY

_________________________________________________

SHARE SALE AND PURCHASE AGREEMENT
relating to
MANDARIN DRILLING CORPORATION
_________________________________________________

THIS AGREEMENT is dated November 18, 2008

BETWEEN:

(1)
F3 CAPITAL, a company organised and existing under the laws of the Cayman Islands having its registered office at c/o Campbell Corporate Services Limited, Scotia Centre, PO Box 268, Grand Cayman KY1-1104, Cayman Islands (the “Seller”); and

(2)
VANTAGE DEEPWATER COMPANY, a company organised and existing under the laws of the Cayman Islands, having its registered office at PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands (the “Buyer”)

(together the “Parties” and each individually a “Party”)

WHEREAS:

(A)
The Company (as defined below) entered into a shipbuilding contract dated 13 September 2007 (the “Shipbuilding Contract”) with Daewoo Shipbuilding & Marine Engineering Co., Ltd. (the “Builder”) in respect of the construction of one (1) drillship having hull number 3601 (the “Vessel”);

(B)
By a purchase agreement dated as of 24 March 2008 (the “Purchase Agreement”) the Company has agreed to sell the Vessel to Offshore Group Investment Limited (“OGIL”), a company organised and existing under the laws of the Cayman Islands and an affiliate of the Buyer;

(C)	The Seller and the Buyer have agreed terms which are set out below for the sale and purchase of the Sale Shares (as defined below) of the Company and for the termination of the Purchase Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1	DEFINITIONS

1.1	In this Agreement, unless the context otherwise requires:

“Closing” means closing of the sale and purchase of the Sale Shares in accordance with this agreement and the satisfaction of all conditions contained herein.

“Closing Date” means the date of the initial Closing and each subsequent Closing.

“Company” means Mandarin Drilling Corporation, a company organised and existing under the laws of the Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

“Construction Supervision Agreement” means the agreement by and between the Company and the Buyer to perform construction management services for the Vessel.

“Encumbrance” means any preemptive right, encumbrance, lien, including any maritime lien, mortgage, deed of trust, pledge, assignment, security interest, charge, preference, participation interest, priority or security agreement.

“Loan Agreement” means the loan agreement between the Seller and the Buyer whereby the Seller will make available to the Buyer within ten (10) days after the consummation of this Agreement the sum of US$20,000,000 on the terms set out in the loan agreement, including, inter-alia, interest at eight percent (8%) per annum.

“Management Agreement” means the management agreement by and between the Company and the Buyer for the marketing and operational management of the Vessel.

“New Warrants” means the warrants to purchase ordinary shares, par value $.001 per share, of Vantage Drilling Company to be issued to Seller at Closing substantially in the form attached as Exhibit A hereto.

“Option Agreement” means the option agreement to purchase one deepwater drillship (hull no. 3602) by and between Valencia Drilling Corporation and the Buyer.

“Original Warrants” means the warrants issued by Vantage Drilling Company to the Seller on June 12, 2008 evidenced by the warrant certificate number VTG-WS 0008 at an exercise price of US$6.00 per share.

“Sale Shares” means an aggregate of 4,500 shares in the name of the Seller of US$1 par value each in the Company, all of which have been fully paid.

“Shareholders’ Agreement” means the agreement between the Buyer and the Seller governing their shareholdings in the Company.

“Termination Agreement” means the agreement between the Company and OGIL to terminate the Purchase Agreement with immediate effect.

1.2	Clause headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.3	In this Agreement, unless the context otherwise requires, references to clauses are to be construed as references to clauses of this Agreement.

2	AGREEMENT TO SALE AND PURCHASE

On the terms of this agreement the Seller agrees to sell and the Buyer agrees to purchase with effect from Closing all of the Sale Shares with full title guarantee, free of any Encumbrances and together with all rights that attach (or may in the future attach) to them.

3	CONSIDERATION

3.1	The consideration for the Sale Shares is as follows:

3.1.1	the payment of US$40,000,000, payment of which has already been made by the Buyer to the Company pursuant to the Purchase Agreement, and receipt of which is hereby acknowledged;

3.1.2	the payment of an aggregate of US$149,750,000 in tranches by or on behalf of the Buyer to TMT Co. Ltd; and

3.1.3	the issue of an aggregate of 1,983,471 New Warrants in tranches to the Seller in the form attached as Exhibit A hereto.

3.2	Seller shall:

3.2.1
Exercise the Original Warrants to acquire 25,000,000 ordinary shares, par value $.001 per share, of Vantage Drilling Company, which shall rank pari passu in all respects with the existing ordinary shares of Vantage Drilling Company (the “Original Warrant Shares”).

3.2.2
Seller shall be entitled to registration rights for the Original Warrant Shares, the New Warrants and for the ordinary shares, par value $.001 per share, of Vantage Drilling Company, underlying the New Warrants.

4	CLOSING

4.1	On the initial Closing Date and each subsequent Closing Date, the following shall have taken place:

4.1.1	the Seller shall deliver to the Buyer:

4.1.1.1	an original certificate for at least 630 of the Sale Shares; and

4.1.1.2	a transfer instrument in respect of such Sale Shares, duly signed for the Seller in favour of the Buyer;

4.1.2
the Seller shall procure that any appropriate resolutions of the Board of Directors of the Company and/or the shareholders of the Company as may be necessary to give effect to the provisions of this Agreement are passed.

4.1.3	the Buyer shall deliver to the Seller:

4.1.3.1	a warrant instrument in respect of the New Warrants duly executed by the Buyer in the form attached at Exhibit A for at least 277,686 New Warrants; and

4.1.3.2	the payment of at least USD$20,965,000 to TMT Co Ltd. by wire transfer to an account designated by TMT Co Ltd. at least two business days prior to such Closing Date.

4.1.4	the Seller and the Buyer shall (or shall procure that the relevant parties) enter into:

4.1.4.1	the Shareholders’ Agreement;

4.1.4.2	the Loan Agreement;

4.1.4.3	the Termination Agreement;

4.1.4.4	the Management Agreement;

4.1.4.5	the Construction Supervision Agreement;

4.1.4.6	the Option Agreement; and

4.1.4.7	the Registration Rights Agreement.

4.1.5
Buyer shall procure that any appropriate resolutions of the Board of Directors, or any committee of the Board of Directors, of the Company as may be necessary to give effect to the provisions of this Agreement are passed.

5	REPRESENTATIONS AND WARRANTIES

5.1	Each of the Buyer and the Seller represents to the other that:

5.1.1	it is duly incorporated and presently validly existing;

5.1.2	this Agreement is duly executed by them and is valid, binding and enforceable against them.

5.2
The Seller also represents and warrants to the Buyer that the Company has (a) had no operations other than those related to the Shipbuilding Contract, (b) no assets other than the Shipbuilding Contract pursuant to which the Seller has paid various sums to the Builder to the date of this Agreement and (c) no liabilities or obligations other than the Shipbuilding Contract.

5.3
The Seller represents to the Buyer that the authorized capital of the Company consists of 10,000 ordinary shares, par value USD $1.00 per share, of which 10,000 shares are issued.  The Seller is and will be on each Closing Date the owner of record and beneficial owner and holder of the Sale Shares delivered on such Closing Date, free and clear of all Encumbrances.

5.4
The Buyer warrants and represents to the Seller that it has obtained all the necessary corporate authorisations and has all the necessary powers and authority to issue the Original Warrant Shares and to enter into the agreements contemplated hereby and that the issue of the Original Warrant Shares to the Seller will not breach any terms of the memorandum and articles of association of Vantage Drilling Company, the Companies Law of the Cayman Islands or any legislation or regulations governing the American Stock Exchange.

5.5	All warranties, conditions and other terms implied by statute or common law are, to the fullest extent permitted by law, excluded from this Agreement.

6	ADDITIONAL AGREEMENTS

6.1
Seller agrees to exercise the Original Warrants in full within sixty days from the date hereof.  The Seller agrees further to exercise the Original Warrants in increments of at least 3,500,000 ordinary shares (each an “Exercise”).

6.2	Buyer agrees that within seven business days of receipt of the proceeds from each Exercise to purchase at least 630 Sale Shares.

7	CONDITIONS TO CLOSING

7.1	The Buyer’s obligation to purchase the Sale Shares at each Closing is subject to the fulfillment of or written waiver by Buyer prior to such Closing of each of the following conditions:

7.1.1
The representations and warranties of the Seller contained in Section 5 shall be true on and as of each Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

7.1.2	All covenants, agreements and conditions contained in this Agreement to be performed by Seller on or prior to such Closing shall have been performed or complied with in all material respects.

7.1.3	The Seller shall have delivered on the Closing a certificate signed by an officer of the Seller certifying that the conditions specified in Section 7.1.1 and 7.1.2 have been fulfilled.

7.1.4	The Buyer shall have received proceeds from the Seller for the exercise of the Original Warrants of at least USD $21,000,000.

7.1.5	The Buyer shall have received the certificates for such Sale Shares as provided for under Section 4.1.1.

7.1.6	The Seller shall have executed and delivered the agreements set forth in Section 4.1.4 on the initial Closing Date.

7.2	The Seller’s obligation to sell the Sale Shares at each Closing is subject to fulfillment of or written waiver by Seller prior to such Closing of each of the following conditions:

7.2.1
The representations and warranties of the Buyer contained in Section 5 shall be true on and as of each Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

7.2.2	All covenants, agreements and conditions contained in this Agreement to be performed by Buyer on or prior to such closing shall have been performed or complied with in all material respects.

7.2.3	The Buyer shall have delivered on the Closing a certificate signed by an officer of the Buyer certifying that the conditions specified in Section 7.2.1 and 7.2.2 have been fulfilled.

7.2.4	The Buyer shall have delivered the purchase price for such Sale Shares as provided for under Section 4.1.3.

7.2.5	The Buyer shall have executed and delivered the agreements set forth in Section 4.1.4 on the Initial Closing Date.

8	GENERAL INDEMNITY

Each party (for the purposes of this clause), the “indemnifying Party” hereby agrees to pay promptly or, as the case may be, hold the other party (the “indemnified Party,” which expression shall include, its affiliates, and its or their respective directors, officers, employees and stockholders), harmless (on a full indemnity basis) and keep the indemnified Party or indemnified Parties indemnified against any liability, loss, charge, claim, demand, action, proceeding, damage, judgment, order or other sanction, enforcement, penalty, fine, fee, commission, interest, encumbrance, cost and expense of whatsoever nature which arises or is suffered or incurred by or imposed on the indemnified Party (each a “Liability”) that arises from (i) any breach of any representation or warranty given, made or repeated by an indemnifying Party or in any certificate or other document given or issued pursuant hereto, and (ii) any breach of any covenant or undertaking made or given by an indemnifying Party in this Agreement.  Provided that the indemnifying Party shall not have any liability under this Clause unless the aggregate amount of the Liabilities for which the indemnifying Party would be liable under this Clause is greater than $100,000.

9	POST-CLOSING MATTERS

9.1	Following Closing, the Buyer unconditionally and irrevocably undertakes to the Seller that:

9.1.1	It will use its reasonable endeavours to obtain additional sources of funding for general corporate and business purposes through either:

9.1.1.1	third party investors; and/or

9.1.1.2	existing shareholders of the Buyer; and/or

9.1.1.3	the sale of one or more of the Buyer’s jack up rigs;

in order to promote value in its business and its shares and in order to maintain the value in the Original Warrant Shares and any other shares in the capital of the Buyer that have been or will be in the future issued to the Seller; and

9.1.2
in the event that the Buyer wishes to issue any further shares in its capital to any third party other than pursuant to a registered offering, it shall give no less than seven days prior written notice to the Seller stating the number of shares to be issued and the price of the shares.  The Seller shall have the option to subscribe for, at the price stated in the notice, that proportion of the shares proposed to be issued which the number of shares held by the Seller in the capital of the Buyer bears to the total number of shares in the Buyer in issue at the time the Buyer gives its notice to the Seller.  The Seller may exercise the option by giving notice to the Buyer, at any time within seven days following the Buyer’s notice, accompanied by a banker’s draft made payable to the Buyer in respect of full payment for the shares to be subscribed for;

9.1.3
it shall procure that the directors of the Buyer use their powers under the Buyer’s memorandum and articles of association to appoint one (1) representative from the Seller as an additional director of Vantage Drilling Company with effect as of the initial Closing Date.

10	NOTICES

10.1	Any and all notices to be given under the terms of this Agreement shall be given in writing and shall be delivered personally or by facsimile or first class post to the following addresses:

10.1.1	To the Seller:

F3 Capital
c/o Campbell Corporate Services Limited
Scotia Centre,
PO Box 268,
Grand Cayman
KY1-1104,
Cayman Islands
Fax: (345) 949 8613

with a copy to:

Ince & Co
International House
1 St Katherine’s Way
London E1W 1AY

Fax: +44 20 7481 4968
Ref: WJM/8643

10.1.2	To the Buyer:

Vantage Deepwater Company
c/o Vantage Drilling Company
777 Post Oak Blvd., Suite 610
Houston, Texas 77056
Fax: (281) 404 4749

10.2	Notice shall be effective, in the case of a letter, on delivery, and in the case of a facsimile, on receipt by the sender of a confirmed transmission report.

11	COUNTERPARTS

This Agreement may be executed in any number of counterparts each of which, when so executed, shall be deemed to be an original but such counterparts shall together constitute but one and the same instrument.

12	THIRD PARTY RIGHTS

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

13	FEES AND COSTS

Each Party shall be responsible for its own fees and expenses in relation to the preparation, execution and completion of this Agreement.

14	FURTHER ASSURANCE

The Parties agree to do all such things as may be necessary or advantageous in order to give full effect to the terms and scope and purpose of this Agreement.

15	CONFIDENTIALITY

15.1
The Parties agree to treat as confidential all documents and other information which they may obtain in connection with this Agreement unless disclosure of such information is expressly permitted by prior agreement of the other party, required by law, or is made in connection with a request from, or other disclosure to a regulatory authority or governmental agency or authority, including the U.S. Department of Justice or the U.S. Securities and Exchange Commission.

15.2	The Parties shall not make any press releases without the prior approval of the other parties except as may be required by law.

16	MISCELLANEOUS

16.1	This Agreement shall be governed by and construed in accordance with English law.

16.2
The Parties irrevocably agree that the courts of England in London have exclusive jurisdiction to settle any disputes or other matters whatsoever arising under or in connection with this Agreement (including a dispute relating to non-contractual obligations arising in connection with this Agreement) and any disputes or other such matters arising in connection with the negotiation, validity or enforceability of this Agreement or any part thereof, and the Parties accordingly irrevocably and unconditionally submit to the jurisdiction of such courts.

16.3
Each Party irrevocably consents to the service of process relating to any proceedings before the English courts in connection with this Agreement by mailing or delivering a copy of the process to its address for the time being applying under clause 10.1.

16.4
The agreements contained in this clause 16 shall be severable from the rest of this Agreement and shall remain valid, binding and in full force and shall continue to apply notwithstanding this Agreement or any part thereof being held to be avoided, rescinded, terminated, discharged, frustrated, invalid, unenforceable, illegal and/or otherwise of no effect for any reason.

EXECUTION PAGE

IN WITNESS WHEREOF this Agreement has been signed on the day and year first above written.

SIGNED and DELIVERED	)
as a DEED	)
by	)	/s/ Hsin Chi Su
for and on behalf of	)	Hsin Chi Su
F3 CAPITAL	)	President
)

SIGNED and DELIVERED	)
as a DEED	)
by	)	/s/ Paul A. Bragg
for and on behalf of	)	Paul A. Bragg
VANTAGE DEEPWATER COMPANY	)	Chief Executive Officer
)

ACKNOWLEDGED AND AGREED TO	)
by	)
VANTAGE DRILLING COMPANY	)	/s/ Paul A. Bragg
	)	Paul A. Bragg
Chief Executive Officer

EXHIBIT A

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. WARRANTHOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

SHARE PURCHASE WARRANT
To Purchase Ordinary Shares of VANTAGE DRILLING COMPANY

For value received, Vantage Drilling Company, a Cayman Islands exempted company (the “Company”) hereby grants to F3 Capital, (the “Warrantholder,” or “Holder”), and its assigns, the right, upon the terms and subject to the conditions hereinafter set forth, at any time during the period commencing on ____________ ____, 2008 and ending at 5:00 p.m. Houston, Texas time on ___________ ___, 20___ (the “Expiration Date”), to subscribe for and purchase from the Company up to _______________________ (_________) fully paid and nonassessable ordinary shares of the Company (“Warrant Shares”) at an exercise price per share of $2.50 (the “Exercise Price”). The exercise price and the number of shares for which the Warrant is exercisable shall be subject to adjustments as provided herein.  The Warrants are delivered pursuant that certain Share Sale and Purchase Agreement by and among the Company dated November 18, 2008.

1.              Title of Warrant.  Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company referred to in Section 2(c) below, by the registered holder hereof (the “Holder”) in person or by duly authorized attorney, upon surrender of this Warrant and the Assignment Form attached hereto properly endorsed.

2.              Exercise of Warrant.

(a)            The purchase rights represented by this Warrant are exercisable, by the Holder, in whole or in part, in accordance with Section 2(b), at any time before the Expiration Date.

(b)            This Warrant shall be exercised, in whole or in part, by the surrender of this Warrant and the Notice of Exercise attached hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the Exercise Price of the shares thereby purchased (by cash, check, or cancellation of indebtedness of the Company to the Holder, if any, at the time of exercise in an amount equal to the purchase price of the shares thereby purchased); whereupon the Holder shall be entitled to receive a certificate for the number of Warrant shares so purchased. The Company agrees that upon due exercise of this Warrant by the Holder, the shares so purchased shall be and be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant is exercised.

(c)            In lieu of the cash payment set forth in Section 2(a) above, the Holder shall have the right (“Conversion Right”) to convert this Warrant in its entirety (without payment of any kind) into that number of Warrant shares equal to the quotient obtained by dividing the Net Value (as defined below) of the Warrant Shares underlying this Warrant by the Fair Market Value (as defined below) of one Warrant Share. As used herein, (A) the Net Value means the aggregate Fair Market Value of the Warrant shares subject to this Warrant minus the aggregate exercise price; and (B) the Fair Market Value of one Warrant share means:

(i)             in respect of any Warrant share on any date herein specified, the closing price per share of the ordinary shares, par value $.001 per share, of the Company (the “Ordinary Shares”) on such date. If the Ordinary Shares are listed or admitted to trading on a national securities exchange, the closing price shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the Ordinary Shares are not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Ordinary Shares are listed or admitted to trading. If the Ordinary Shares are not listed or admitted to trading on any national securities exchange, the Fair Market Value;

(ii)            if the exercise is in connection with a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, the Fair Market Value of one ordinary share shall be deemed to be the value received by the holders of the Company’s ordinary share pursuant to such Merger Transaction; and

(iii)           shall be as determined in good faith by the Company’s Board of Directors.

(d)            Certificates for shares purchased hereunder shall be delivered to the Holder within a reasonable period of time after the date on which this Warrant is exercised.

(e)            The Company covenants that all ordinary shares which may be issued upon the exercise of this Warrant will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

3.              No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the current Fair Market Value at which each share may be purchased hereunder shall be paid in cash to the Holder.

4.              Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided however that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and provided further that upon any transfer involved in the issuance or delivery of any certificates for Warrant Shares, the Company may require reimbursement for any transfer tax.

5.              Rights as Stockholders.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

6.              Exchange and Registry of Warrant.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange. The Company shall maintain at such office or agency a registry showing the name and address of the Holder. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

7.              Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant provided, that in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

8.              Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

9.              Adjustment and Termination.

(a)            Stock Dividends-Split-Ups.  If, after the date hereof, and subject to the provisions of Section 9(f) below, the number of outstanding Shares is increased by a stock dividend payable in Ordinary shares, or by a split-up of Ordinary shares, or other similar event, then, on the effective date of such stock dividend, split-up or similar e vent, the number of Ordinary shares issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding Ordinary shares.

(b)            Extraordinary Dividends.  If the Company, at any time, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of Ordinary shares, other than (i) as described in Sections 9(a), 9(c) or 9(e) or (ii) regular quarterly or other periodic dividends or (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Exercise Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or fair market value (as determined by the Company’s Board of Directors, in good faith) of any securities or other assets paid on each Ordinary Share in respect of such Extraordinary Dividend.

(c)            Aggregation of Shares.  If, after the date hereof the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Ordinary shares issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding Ordinary Shares.

(d)            Adjustments in Exercise Price.  Whenever the number of shares that may be issued upon the exercise of this Warrant is adjusted, as provided in Section 9(a), 9(b) and 9(c) above, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise price, immediately prior to such adjustment, by a fraction, (i) the numerator of which shall be the number of Ordinary shares that may be issued upon the exercise of this Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of Ordinary shares that may be issued immediately thereafter.

(e)            Replacement of Securities upon Reorganization, etc.  In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than a change covered by Section 9(a), 9(b) and 9(c) hereof), or, in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Ordinary Shares, or, in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety, in connection with which the Company is dissolved, the holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Ordinary Shares of the Company immediately theretofore receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Holder would have received if the Holder had exercised his, her or its Warrant immediately prior to such event; and if any reclassification also results in a change in Ordinary shares covered by Sections 9(a), 9(b) or 9(c), then such adjustment shall be made pursuant to Sections 9(a), 9(b), 9(c), 9(d) and this Section 9(e).  The provisions of this Section 9(e) shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

(f)             Notice of Adjustment.  Upon any adjustment of the securities issuable upon exercise of this Warrant the Exercise Price for the shares, and/or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company. The notice of adjustment shall be accompanied by a certificate of the Chief Financial Officer setting forth the number of Warrant Shares purchasable upon exercise of the Warrant, the exercise price after such adjustment, a brief statement of facts regarding the adjustment and the computation by which such adjustment was made.

10.            Authorized Shares.  The Company warrants that its authorized share capital will be sufficient to permit the issuance of the relevant number of Ordinary Shares immediately following exercise in full of this Warrant.

11.            Restrictions on Transferability

 The Warrant Shares shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 11, which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the Transfer of any Warrant Shares. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 11.

(a)            Restrictive Legend. Except as otherwise provided in this Section 11, each Warrant and each certificate for Warrant Shares initially issued upon the exercise of this Warrant, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

With respect to any Warrant:

“This Warrant has not been registered under the Securities Act of 1933, as amended, and may not be transferred in violation of such Act, the rules and regulations thereunder or the provisions hereof.”

With respect to each certificate for Warrant Stock:

“The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred in violation of such Act, the rules and regulations thereunder or the provisions of that certain Warrant executed November ____, 2008, a copy of which is on file at the principal office of Vantage Drilling Company.”

(b)            Notice of Proposed Transfer. Prior to any Transfer or attempted Transfer of the Warrant, in whole or in part, or any Warrant Shares issued under the Warrant Shares, the holder of such Warrant Shares shall give four Business Days’ prior written notice (a “Transfer Notice”) to the Company of such holder’s intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and, in the event of any proposed Transfer pursuant to Rule 144, obtain from counsel to such holder who shall be reasonably satisfactory to the Company, an opinion that the proposed Transfer of such Warrant or Warrant Shares, as the case may be, may be effected without registration under the Securities Act. In the case of a proposed Transfer pursuant to Rule 144, after receipt of the Transfer Notice and opinion, the Company shall promptly (but in any event within five Business Days) notify the holder of such Warrant, or Warrant Shares, as the case may be, as to whether such opinion is reasonably satisfactory and, if so, such holder shall thereupon be entitled to Transfer such Warrant or Warrant Shares in accordance with the terms of the Transfer Notice. Each Warrant and each certificate, if any, evidencing such Warrant shares issued upon such Transfer (other than, for the avoidance of doubt, a transfer pursuant to an effective registration statement under the Securities Act) shall bear the restrictive legend set forth in Section 11(a), unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act. The holder of the Warrant Shares giving the Transfer Notice shall not be entitled to Transfer such Warrant or Warrant Shares (other than any transfer pursuant to an effective registration statement under the Securities Act) until receipt of notice from the Company under this Section 11(b) that such opinion is reasonably satisfactory.

12.            Miscellaneous.

(a)            Issue Date.  The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of Texas and for all purposes shall be construed in accordance with and governed by the laws of said state.

(b)            Restrictions on Transfer.  Neither this Warrant nor any of the rights of Holder hereunder shall be transferable or assignable in any manner, other than transfers to wholly-owned affiliates of Holder.

(c)            Modification and Waiver.  This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

(d)            Notices.  All notices, reports and other communications required or permitted hereunder shall be in writing and may be delivered in person, by telecopy with written confirmation, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed to the Holder at its address as shown on the books of the Company or to the Company at 777 Post Oak Boulevard, Suite 610, Houston, Texas 77056, Attention: General Counsel.  Each such notice, report or other communication shall for all purposes under this Warrant be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by telecopier with written confirmation, at the earlier of (i) 24 hours after confirmation of transmission by the sending telecopier machine or (ii) delivery of written confirmation.

Dated as of November ____, 2008

VANTAGE DRILLING COMPANY

By:
Name:
Title:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute
this form and supply the required information.
Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the undersigned hereby, sells, assigns and transfers unto:

whose address is
(Please Print)

and whose Social Security or other Taxpayer Identification Number is:

the foregoing Warrant and all rights thereunder, hereby constituting and appointing _____________________________________ to transfer said Warrant on the books of the Company, will full power of substitution in the premises.

Dated: _______________________, 20____.

Holder’s Signature:
Holder’s Name:
(Please Print)
Holder’s Address:
(Please Print)

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company or by a member of the National Association of Securities Dealers, Inc. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

NOTICE OF EXERCISE

To:	Vantage Drilling Company
777 Post Oak Boulevard, Suite 610
Houston, TX 77056

(1)           The undersigned hereby elects to purchase ___________________________ Ordinary shares (the “Shares”) of Vantage Drilling Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

(2)           Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

(Print Name)

(Print Address)

(3)           The undersigned confirms that the Shares are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or selling the Shares.

(Date)

(Signature)

(Print Name)